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                                                                Exhibit 23(h)(2)
                                                                ----------------

                    LM Institutional Fund Advisors II, Inc.
                                100 Light Street
                              Baltimore, MD 21202

                                         November 1, 1999

State Street Bank and Trust Company
1776 Heritage Drive, JAB/4SW
North Quincy, Massachusetts 02171
Attention: Edward M. Buccigross

     Re: The Notice of Creation of New Series of LM Institutional Fund Advisors II, Inc. (the "Corporation")
          -------------------------------------------------------------

     In accordance with Section 12 of the Transfer Agency and Service Agreement (the "Agreement") between the Corporation and State Street Bank and Trust Company ("State Street") dated as of August 13, 1998, the Corporation hereby notifies State Street that it intends to establish three additional series of the Corporation, to be known as the LM Balanced Institutional Portfolio, Batterymarch US MidCapitalization Equity Portfolio and Batterymarch US Small Capitalization Equity Portfolio (the "New Portfolios"). The Corporation desires to have State Street render services with respect to the New Portfolios as Transfer Agent under the Agreement. Attached as Annex I is a complete list as of the date hereof of those Portfolios for which State Street will render services as Transfer Agent under the Agreement.

     Please indicate your agreement to provide such services by having an authorized officer sign the enclosed receipt copy of this notice and return it in the enclosed self-addressed stamped envelope. If you have any questions or comments, please call Jason Brown, Esq. at (617) 951-7942.

Accepted:

STATE STREET BANK AND                    LM INSTITUTIONAL FUND
 TRUST COMPANY                            ADVISORS II, INC.

By:                                      By:
   --------------------------------         ------------------------------
Title:                                   Title:
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Annex I


LM Value Institutional Portfolio
LM Special Investment Institutional Portfolio
LM Total Return Institutional Portfolio
LM Balanced Institutional Portfolio
Legg Mason Fund Adviser/Western Asset Balanced Portfolio
Brandywine Small Cap Value Portfolio
Batterymarch International Equity Portfolio
Batterymarch Emerging Markets Portfolio
Batterymarch US MidCapitalization Equity Portfolio
Batterymarch US Small Capitalization Equity Portfolio

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